Plymouth Industrial REIT

Fourth Quarter 2023 Earnings Call

February 22, 2024, 9:00 am

CORPORATE PARTICIPANTS

Tripp Sullivan - IR

Jeff Witherell - Chairman and CEO

Anthony Saladino - EVP and CFO

Jim Connolly - EVP of Asset Management

Plymouth Industrial Reit

February 22, 2024, 9:00 AM

PRESENTATION

Operator

Good day and welcome to the Plymouth Industrial REIT fourth-quarter 2023 results conference call. All participants will be in listen-only mode. Should you need assistance, please signal a conference specialist by pressing the Star key followed by zero. After today's presentation, there will be an opportunity to ask questions. To ask a question you may press star then 1 on your telephone keypad. To withdraw your question, please press star then 2. Please note, this event is being recorded. I would now like to turn the conference over to Tripp Sullivan. Please go ahead.

Tripp Sullivan

Thank you. Good morning. Welcome to the Plymouth Industrial REIT conference call to review the company’s results for the fourth quarter of 2023. Yesterday afternoon, we issued our earnings release and posted a copy of our prepared commentary on a supplemental deck on the quarterly results section of our Investor Relations page. In addition to these earnings documents, a copy of prior Form 10-K when filed can be found on the SEC filings page of the IR site.

The change in timing of our disclosures to yesterday afternoon was in response to previous feedback we received to allow more time to digest the earnings results and supplemental. We also thought it might be even more beneficial for you to read through our prepared commentary ahead of time. Our supplemental deck includes our full-year 2024 guidance assumptions, detailed information on our operations, portfolio and balance sheet, and definitions of non-GAAP measures and reconciliations to the most comparable GAAP measures. We will reference this information in our remarks.

With me today is Jeff Witherell, Chairman and Chief Executive Officer; Anthony Saladino, Executive Vice President and Chief Financial Officer; Jim Connolly, Executive Vice President of Asset Management; and Anne Hayward, General Counsel.

I would like to point everyone to our forward-looking statements on page one of our supplemental presentation and encourage you to read them carefully. They apply to statements made in this call, our press release, our prepared commentary and in our supplemental financial information. I’ll now turn the call over to Jeff.

Jeff Witherell

Thanks, Tripp. Good morning and thank you for joining us today. I hope that everyone had a chance to review the commentary and supplemental information we posted last night. We believe this will provide for an efficient use of time during a busy earnings week. Our intent is to adopt this practice going forward and, as always, we are open to input on how we can improve.

There are several themes I want to highlight this morning from our reported results and 2024 outlook. First, the Golden Triangle is a region that we believe can continue to benefit from onshoring and near shoring of manufacturing to the US, Mexico, and Canada, as well as the complimentary wave of suppliers and distributors. The data we've gleaned from a number of independent sources indicates that our markets are in front of a trend that could be measured in terms of decades, not years.

Second, our balance sheet is the strongest it's been in the history of the company. That's seven straight quarters of reducing leverage to 6.5 times and a half turn ahead of where we thought we could be at year end. With a long-term target of 5 to 7 times net debt to EBITDA, we anticipate operating in the 6 times range during 2024.

Plymouth Industrial Reit

February 22, 2024, 9:00 AM

Third, we are focused on accretive growth in 2024 that translates into FFO growth. We are projecting a 3%-plus increase in FFO per share at the midpoint primarily driven by improved portfolio operations, leasing and same-store NOI growth. With the transaction market starting to come to life, we will look to be more active as the year progresses. We expect to fund growth with a combination of asset sales, use of the credit facility, potentially tapping the investment-grade unsecured notes market, and/or selective ATM usage.

And lastly, I'd like to highlight the Board's decision to increase our dividend by 6.7% effective with the first quarter. Together with the better recognition of the value created in our portfolio, we anticipate this could help provide an attractive total return to our investors while maintaining and FFO payout ratio of 50% to 51% based on our 2024 guidance. I would now like to turn it over to the operator for questions.

QUESTION AND ANSWER

Operator

Thank you. We will now begin our question-and-answer session. To ask a question you may press star then 1 on your telephone keypad. If you're using a speakerphone, please pick up your handset before pressing the keys. If at any time your question has been addressed and you would like to withdraw your question, please press star then 2. And our first question will be from Todd Thomas from Keybanc Capital Markets. Please go ahead.

AJ Peak

Hi, good morning. This is AJ on for Todd. We appreciate the detail provided last night ahead of the call. Just first one for me, as I understand the FedEx facility at the low-end of the guide is assumed to be vacant beginning August 1st, and the midpoint of the range assumes they renew. Just what other factors are embedded in the guidance range around development leasing and other non-same-store leasing? And what gets you to the high end of the range?

Anthony Saladino

Thanks for the question. At the midpoint we assume, as you mentioned, the St. Louis property remains tenanted. In addition, there's about 25 bps of non-specific portfolio vacancy and credit loss assumed on top of the drag associated with spaces in Chicago and the other St. Louis property, which we are confident will be leased up in the second half of the year.

The upper bound -- captures accelerated lease up of Chicago and the other St. Louis property, coupled with savings in interest and general expenses. And then just a clarification on the lower bound, AJ, the lower end reflects vacancy at the St. Louis property. But this outcome is buffered by about a 125 bp improvement in portfolio expense recovery.

AJ Peak

That's helpful. Well, and then, just as it pertains not only to the FedEx facility, but also the other St. Louis facility in Chicago, would you just discuss about the interest that you're seeing in those facilities and your leasing strategy going forward?

Jim Connolly

Yes, I'll take the FedEx property first. So, that's 3919 Lakeview Corporate Drive. Our plan is, obviously, we’d like to have a single user, but as we laid out in our prepared document, that there are other options where potentially they could renew or take a portion of the space. Ideally, it's one or two tenants. And we’re on that and there has been some interest to date, even though it's not vacant until August.

Plymouth Industrial Reit

February 22, 2024, 9:00 AM

In Chicago at 16801 Exchange, we've been marketing that for a while. We do have a long list of prospects and we expect RFPs out of that very shortly. Our other property in St. Louis is 9150 Latty Ave., we have a prospect that we're negotiating a lease on right now. They are working with the city on some incentives, and they are pretty much committed to this building, and we expect that to be signed very soon.

AJ Peak

Okay, that's helpful. And then last one for me. Just what was the exact timing of the Chicago asset? And how much NOI was included in the fourth quarter for that asset, just as we think about the run rate heading into 2024?

Anthony Saladino

About $300,000 per quarter.

AJ Peak

Perfect. That's it for me. Thanks, guys.

Jeff Witherell

Thank you.

Operator

And the next question is from Eric Borden from BMO Capital Markets. Please go ahead.

Eric Borden

Good morning out there and appreciate the change in reporting style. I guess my first question for you is on the transaction market. You noted a $500 million pipeline in a pure play, potential opportunities but also noted you’re also seeing an increase in JV opportunities. Do you have a preference between the two, what is more attractive today between traditional acquisitions and potential JV solutions?

Jeff Witherell

Hey Eric, it's Jeff. I think we're agnostic, as we always have been, so it's really just going to be about opportunity set. And as you know, the JV we did in Memphis a few years back has worked out significantly for us. So, again, it really comes down to if the asset needs significant CapEx and leasing and it’s true value add, something like that would sit outside the REIT inside of a JV.

So, what we are focused on for REIT acquisitions are going to be more than likely small one-off deals and that's how we built the company. We get the higher cap deals when we do that, we put them into the portfolio, drop them into our property management platform, we pick up the recoveries on that. So, we don't really have a preference as we sit here today. But the transaction market, as we put in the prepared remarks, there are a lot of things opening up. In fact, we're tracking two or three portfolios that we haven't seen in a while.

Eric Borden

That's helpful. And is there any new market opportunities within that potential pool?

Plymouth Industrial Reit

February 22, 2024, 9:00 AM

Jeff Witherell

You know, we've identified that Texas would be a place we would like to be at some point in the future, but we’re very focused on the markets we’re in, primarily within the Golden Triangle. I think you saw that we sold off New Jersey, we had one asset there. I think we've indicated to the marketplace that we might sell a few other assets where we don't have scale. So, I think that's really -- we're going to focus on the markets we’re in and eventually someday we’ll probably be in Texas.

Eric Borden

That's helpful. And then the last one for me, I understand we’re only two months into 2024 and you still have some wood left to chop on the ‘24 expirations. But kind of looking a little bit into 2025, you have a couple larger lease expirations coming due. Have you had any initial conversations with these tenants about potentially either renewing their lease or vacating?

Jim Connolly

Yes, we have discussions with all of our tenants. The larger ones that you’re talking about, we’ve had direct conversations with, and we expect them to stay. But we expect them to try to negotiate as hard as they can, and we’ll negotiate back.

Eric Borden

Okay, thanks. I'll leave it there.

Jeff Witherell

Thank you.

Operator

Okay. And the next question is from Nick Thillman from Baird. Please go ahead.

Nick Thillman

Good morning. Maybe touching a little bit more on kind of your markets in the Golden Triangle in the onshoring/near shoring trends. Does this change the type of product that you're willing to own? Like I know, like 25% has some specific -- part of like light manufacturing. Is that a project set that you guys would like to own more of going forward? Or is that included in like this acquisition pipeline? Or even more looking at the distribution, like supporting these type of onshoring -- these facilities kind of coming back to the states?

Jeff Witherell

Hey Nick, it's kind of the same story, we're not really making a pivot, if you will. So, the buildings we own are rectangles, right, they're very utilitarian. And so, the manufacturing that you can do in them is conducive to warehousing and other things. So, as you know, there's a variety of types of building, some are more conducive with cross dock for high throughput distribution. A lot of our buildings are warehousing, they're not logistics centers, which is a little different. And so, it really just depends on the property that’s in front of us, the opportunity that’s in front of us.

So, we want to make money on each building we buy, as you know. So, what we’re not going to do is we're not going to own pure manufacturing facilities, right, buildings that are specifically built for manufacturing, because that limits its use, right? So, what we are interested in, and I think you can see this in Memphis and Jackson, Tennessee where Ford has set up BlueOval City.

Plymouth Industrial Reit

February 22, 2024, 9:00 AM

We're not going to benefit from Ford's manufacturing facilities, but we are going to benefit from all the ancillary services that are provided to Ford. So, that buildout is -- we own a large facility in Jacksonville with additional land – I’m sorry, Jackson, not Jacksonville -- Jackson, Tennessee -- and we’re starting to see some benefits in Jackson as well. So, it runs the course.

Nick Thillman

That's helpful. And then maybe as we’re looking at deployment here in 2024, based on like development versus acquisitions, are you seeing more opportunity in one bucket or the other? And maybe what markets are most interesting today?

Jeff Witherell

So, from our standpoint we're not seeing a lot of development activity. We continue to have a full array of build-to-suit across our property, so we've got packages out on every piece of vacant land. So, we certainly will entertain a build-to-suit at the right yield. I think we've proven that we can build buildings on budget and on time. So, I think development will really just be driven by build-to-suit scenarios.

So, acquisitions are really the key. And again, really within our markets we're seeing opportunities start to percolate across all of our markets. So again, as I sit here today, I don't think we would say well, we're not going to buy here but we will buy there. It's really just going to be driven by the opportunity set. And the variety of deals that are out there are really starting to open up. I mean there’s value add, you’ve got some short-term WALTs, you've got some long-term product that is now priced right. So, the world has changed and we’re looking forward to the opportunities coming up here at the end of this year and into 2025.

Nick Thillman

That's helpful, Jeff. And last one for me -- Anthony, any changes or maybe give us an update on what the tenant watchlist is and then what is kind of baked in for bad debt expectations for the same-store guys this year?

Anthony Saladino

Certainly. The assumption is about 25 bps in guidance. In 2023, I think we realized about 12 bps. The watchlist hasn't materially changed in terms of its composition or size. There's a handful of tenants, there's been a trade out of one or two, but if all those did not come to fruition, we’re talking about less than 10 bps in terms of a write-off.

Nick Thillman

Thanks for that.

Operator

Thank you. And our next question is from Mitch Germain from Citizens JMP. Please go ahead.

Mitch Germain

Thank you and thanks again for all the information last night. Jeff, you talk a lot about onshoring trends in the Golden Triangle. I'm curious if you’re seeing how this is having an impact on demand in your leasing pipeline.

Plymouth Industrial Reit

February 22, 2024, 9:00 AM

Jeff Witherell

Hey Mitch, thanks for the question. As we sit here today, I would say results have been limited as to we've leased to this company based on onshoring. But if we go back over the last two years, especially in Atlanta, we had quite a bit of activity on the new building that we -- the two buildings that we built that are now fully leased. We had quite a bit of activity with foreign companies that are manufacturing oriented. I'd say light manufacturing oriented. So, we had quite a few RFPs out on foreign companies. We had one from Belgium and a few other ones that were interested in setting up shop. And that part of Atlanta is a magnet for light manufacturing opportunities.

I think you know the American Nitrile story in Grove City, Ohio, that was quite a few years back and we leased that up to a nitrile -- a basically latex glove manufacturer, the first one in the United States in 50 years. So, we've seen it and we’re starting to see more of that. I know in Chicago we’re starting to see some of it. But to say that we’ve leased a building to this particular company, hasn't happened in our portfolio yet.

Mitch Germain

Great, that's super helpful. You mentioned dispositions. I know, obviously, Jersey was a market where you didn't really have much size and scale. Is there any sort of region that stands out to you as one that might have properties that you’re looking to queue up for a disposition?

Jeff Witherell

No, I wouldn't say it's regional based. I mean I think we've messaged to the market that we might be interested in getting rid of Milwaukee and Kansas City. And then anything other than that we have scale in the market, so it's really just for real estate reasons. I think if you look back in -- the Chicago asset we sold last year, that was to an owner-user. So, some buildings are more conducive to an owner-user owning them, whether there's parking restrictions or whatever it might be.

So, owner-users tend to pay a little bit more. I mean, we’re not really in the business of selling decent real estate that we want to own. But if an owner-user wants to come in and pay for it because they want it and need it, then we certainly entertain that. But we don't have a region that we’re looking to unload.

Mitch Germain

Great. And last one for me, I know you just did some development leasing in Atlanta, I believe some Cincinnati is either executed or soon to be executed, some others in the prior quarters. From the cadence in terms of how the impact is on 2024, it seems to be somewhat back weighted, is that the way to think about it here?

Anthony Saladino

Yes, that is how we’ve reflected it in guidance. And as I mentioned, the upper bound, to the extent that there is some acceleration around the remaining development square footage, there could be an incremental pickup above the midpoint.

Mitch Germain

Got you. And Anthony, while I have you, I guess one more question. Last year, there were some cadence issues with regards to the same property growth, obviously, I think there were some expenses that hit in 3Q and then you were able to collect in 4Q and had an acceleration. How should we think about the cadence? Is there anything that you want to point out with regards to the results that kind of might impact our analysis of your earnings or your same property results?

Plymouth Industrial Reit

February 22, 2024, 9:00 AM

Anthony Saladino

Yeah, it's a good question. We do anticipate the quarterly cadence to trend very similarly to 2023, with Q1 being a bit more muted as a result of weather-related impacts and the timing of professional fees, then ramping up during the second half of the year as the balance of phase one developments stabilize and we continue to execute on the remainder of 2024 lease expirations.

Mitch Germain

Thank you.

Operator

And again, as a final reminder, if you wish to ask a question, please press star then 1. The next question is from Bryan Maher from B. Riley Securities. Please go ahead.

Bryan Maher

Great. Thank you and good morning. Most of my questions have already been asked and answered. But maybe as we sit here, Jeff, and you've laid out in your prepared information last night, which was appreciated, kind of the parameters upon which you would transact. But can you maybe talk a little bit, in your view as you sit here today, what the probability is that you think you transact? And what the sweet spot would be of what it is in the 500 you’re looking for that would really compel you to move?

Jeff Witherell

Hey Bryan, yes, we're tracking some smaller one-off deals in our markets that, for a variety of reasons, are trading at some pretty high cap rates. I think what we’re starting to see now is where debts coming due or you’re starting to see leases run off and someone's going to have to refinance in conjunction with finding new tenants, that that's going to be something people that have held these properties for a while are probably not going to want to get involved in.

So, we're really starting to see a lot of opportunities where – and we’re starting to see them in class A, big-box stuff that we don't play in. But we’re starting to see people who brought properties two or three years ago selling them at what they paid for them or even at a loss. So, I think it's going to be very interesting for us to be able to take advantage of the properties we buy in our markets at fairly attractive cap rates and, as I said, drop them into our property management and get right after them.

So, that's probably what we’re going to be interested in buying. We are monitoring the portfolios; it's going to be very interesting to see where those trade. It's been a few years since we’ve seen decent trades on that. And then again, anything heavy value add, we are starting to see some value-add deals, maybe small portfolios pop up that could be very attractive in a JV for us. We like the fee income.

I think we look back -- I keep talking about Memphis all the time that you are aware of, which was a heavy value add portfolio that we bought, put our property management team on it right away and within a couple years we brought it back into the REIT, and that is paying dividends to us to this day. Still a lot of mark-to-market left on there. We continue to improve the quality of the buildings as we go forward. And so, either one of those works well. I do think it's going to be small deals and I think there will be a JV at some point.

Bryan Maher

Perfect. Thank you, that's helpful.

Plymouth Industrial Reit

February 22, 2024, 9:00 AM

Jeff Witherell

Great. Thank you.

Operator

And the next question is from Mike Mueller from JP Morgan. Please go ahead.

Mike Mueller

I guess going back to St. Louis and the guidance range, when I think of a guidance midpoint I tend to think of the most likely outcome, and then you kind of deviate up-and-down from there. So, I guess with St. Louis staying in place and having no disruption being the midpoint, is it safe to say that you think that's kind of the most likely outcome at this point? I guess in the transcript it just didn’t read that way.

Anthony Saladino

Yeah, I think at the midpoint specifically as it relates to FedEx, we don't have any further clarity beyond what we articulated as a range of outcomes. And so, we held the midpoint because there could be the possibility that outcome is less disruptive than we accounted for on the downside, Mike.

Mike Mueller

Okay. And then I guess just a quick same-store question. I know that's not included in the same-store range. But if it was in there, do you have a sense as to what the sensitivity would have been by say a FedEx move out?

Anthony Saladino

Certainly, yes. So, if that St. Louis property was included in the same-store pool, the range would have been 6 to 6.5%.

Mike Mueller

Okay, that's helpful. Thank you.

Anthony Saladino

Certainly.

Operator

And, ladies and gentlemen, this concludes our question-and-answer session. I would like to turn the conference back over to Jeff Witherell for any closing remarks.

CONCLUSION

Jeff Witherell

Thank you all for joining us today and we look forward to talking to you next quarter.

Operator

Thank you, sir. The conference has now concluded. Thank you for attending today's presentation, you may now disconnect.

Plymouth Industrial Reit

February 22, 2024, 9:00 AM